                       [letterhead of Ernst & Young LLP]



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below of our report dated January 15, 1998, with respect to the consolidated financial statements of Mississippi Valley Bancshares, Inc., incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.

FORM         NO.
----         ---
S-8      33-70208       Mississippi Valley Bancshares, Inc. 1988 Stock Option Plan
S-8      333-21083      Mississippi Valley Bancshares, Inc. 1991 Stock Option Plan
S-8      333-00898      401(k) Retirement Savings Plan of Mississippi Valley
                        Bancshares, Inc.


                                       /s/ Ernst & Young LLP

March 16, 1998
St. Louis, Missouri